Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL

INFORMATION

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Heckmann Corporation (“Heckmann”) and TFI Holdings, Inc. (“Thermo”) after giving effect to the acquisition and adjustments described in the accompanying footnotes, and are intended to reflect the impact of the Thermo acquisition on Heckmann. The accompanying unaudited pro forma combined financial statements are based upon historical financial statements and have been developed from the (i) audited consolidated financial statements of Heckmann contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and (ii) the audited consolidated financial statements of Thermo contained in this Form 8-K as Exhibit 99.1 for the year ended December 31, 2011. The unaudited pro forma combined financial statements are prepared with Heckmann treated as the acquiror and as if the acquisition of Thermo had been consummated on December 31, 2011 for purposes of preparing the unaudited combined balance sheet as of December 31, 2011 and on January 1, 2011 for purposes of preparing the unaudited combined statement of operations for year ended December 31, 2011.

For the purposes of the unaudited pro forma combined financial statements, the acquisition of Thermo is assumed to be financed through (i) the issuance of $166.5 million of debt securities and (ii) a $75.0 million equity offering. The ultimate financing combination of debt securities and equity is subject to change, depending on market conditions. As an example, the resulting impact of a decrease in the amount of the equity offering could result in a corresponding increase in the amount of the debt securities issued and vice versa. For purposes of these unaudited pro forma combined financial statements, if the interest rate on the debt securities increased or decreased 1/8 of a percent from the rate assumed herein, the resulting change to net income, net of tax, would be approximately $0.1 million.

In addition to financing the cash portion of the Thermo acquisition, we plan to refinance all of our outstanding bank debt, which was $140.2 million (including current portion) at December 31, 2011 (the “Refinancing”) through the issuance of approximately $83.5 million of additional debt securities (resulting in a total offering of approximately $250 million debt securities), and the usage of substantially all of our available cash balances and marketable securities and, if necessary, our new revolving credit facility. We expect the Refinancing to occur substantially concurrently with the consummation of the Thermo acquisition and the closing of our new revolving credit facility. This additional financing and use of cash, and the repayment of our existing bank debt, are not reflected in these pro forma financial statements. If we increase or decrease the size of the debt securities offering from the $250 million expected amount, interest expense will increase or decrease accordingly. To the extent either the debt offering or the equity offering decreases in size, we plan to increase the other offering and/or use additional cash resources or fund additional cash requirements for the Thermo acquisition and the Refinancing through borrowings under our new revolving credit facility. If either offering increases in size, we will either reduce the size of the other offering and/or use less of our existing cash resources to fund the Thermo acquisition and the Refinancing.

Heckmann plans to obtain third-party valuations of certain of Thermo’s assets, including property and equipment and intangible assets. Given the size and timing of the Thermo acquisition, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuations are reviewed and finalized. The primary areas of the purchase price allocation that are considered preliminary relate to the fair values of property and equipment, intangibles, and acquisition-related liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. However, as indicated in note (a) to the unaudited pro forma combined financial statements, Heckmann has made certain adjustments to the December 31, 2011 historical book values of the assets and liabilities of Thermo to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma combined financial statements. Any excess purchase price over the historical net assets of Thermo, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from these unaudited pro forma combined financial statements once Heckmann has completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such finalization will not result in material changes.

The accompanying unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Heckmann would have been had the Thermo acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma combined financial statements do not include the realization of potential cost savings from operating efficiencies or restructuring costs which may result from the Thermo acquisition. The unaudited pro forma combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Heckmann and Thermo.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of December 31, 2011

(In thousands, except share data)

	Heckmann	Thermo	Pro Forma Adjustments		Pro Forma Combined
					(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$80,194	$2,857	$(312	) (b1)	$82,739
Marketable securities	5,169	—	—		5,169
Accounts receivable, net	47,985	12,282	—		60,267
Inventories	760	1,437	—		2,197
Prepaid expenses and other receivables	4,519	1,640	—		6,159
Other current assets	1,044	21	(21	) (b2)	1,044

Total current assets	139,671	18,237	(333)		157,575
Property, plant and equipment, net	270,054	18,842	—		288,896
Equity investments	7,682	—	—		7,682
Intangible assets, net	29,489	43,541	(18,541	) (b3)	54,489
Goodwill	90,008	88,849	121,386	(b5)	300,243
Other	2,777	962	3,518	(b4)	7,257

TOTAL ASSETS	$539,681	$170,431	$106,030		$816,142

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$19,992	$6,726	$—		$26,718
Accrued expenses	11,693	5,149	(1,016	) (b2)	15,826
Current portion of contingent consideration	5,730	—	—		5,730
Current portion of long-term debt	11,914	9,650	(9,650	) (b6)	11,914

Total current liabilities	49,329	21,525	(10,666)		60,188
Deferred income taxes	6,880	17,965	(17,965	) (b2)	6,880
Long-term debt, less current portion	132,156	61,425	105,075	(b6)	298,656
Long-term contingent consideration	7,867	—	—		7,867
Other long-term liabilities	1,639	—	—		1,639
Commitments and contingencies
Equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 159,718,622 shares issued and 145,410,059 shares outstanding at December 31, 2011	139	—	21	(b7)	160
Additional paid-in capital	814,875	83,733	4,996	(b7)	903,604
Purchased warrants	(6,844)	—	—		(6,844)
Treasury stock	(19,503)	—	—		(19,503)
Accumulated other comprehensive income	8	—	—		8
Accumulated deficit	(446,865)	(14,217)	24,569	(b7)	(436,513)

Total equity	341,810	69,516	29,586		440,912

TOTAL LIABILITIES AND EQUITY	$539,681	$170,431	$106,030		$816,142

See Notes to Unaudited Pro Forma Combined Financial Statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year ended December 31, 2011

(In thousands, except share and per share amounts)

	Heckmann		Thermo	Pro Forma Adjustments		Pro Forma Combined
						(unaudited)
Revenue		$156,837	$113,798	$—		$270,635
Cost of sales		123,509	72,127	—		195,636

Gross profit		33,328	41,671			74,999
Operating expenses:
Selling, general and administrative expenses		36,651	19,254	1,882	(c1)	57,787
Pipeline start-up and commissioning		2,089	—	—		2,089

Total operating expenses		38,740	19,254	1,882		59,876

Income (loss) from operations		(5,412)	22,417	(1,882)		15,123
Interest expense, net		(4,243)	(8,691)	(5,774	) (c2)	(18,708)
Loss from equity investment		(462)	—	—		(462)
Other, net		6,232	—	—		6,232

Income (loss) from continuing operations before income taxes		(3,885)	13,726	(7,656)		2,185
Income tax benefit (expense)		3,777	(5,390)	15,939	(c3)	14,326

Income (loss) from continuing operations		(108)	8,336	8,283		16,511
Loss from discontinued operations, net of income taxes		(22,898)	—	—		(22,898)

Net loss attributable to Heckmann Corporation		$(23,006)	$8,336	$8,283		$(6,387)

Net income (loss) per share from continuing operations
Basic	$	*				$0.12
Diluted	$	*				$0.12
Weighted average number of shares outstanding:
Basic		114,574,730				135,130,286

Diluted		114,574,730				137,967,958

*	less than $(0.01)

See Notes to Unaudited Pro Forma Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

(a)	Preliminary Purchase Price Allocation

The pro forma combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The purchase price allocation within these unaudited pro forma combined financial statements is based upon a purchase price of $245.9 million, inclusive of the cash consideration and the fair value of the common stock issued. The fair value of the common stock was estimated using a value of $4.50 per share, based upon recent trading activity. The fair value of the common stock, in accordance with the Stock Purchase Agreement, will not be known until three trading days prior to the closing date. The preliminary consideration calculation used as a basis for the pro forma balance sheet is as follows:

	Common Shares (par value $.001 share)	Capital in Excess of Par Value	Total
	(In thousands of dollars)
Insurance of Heckmann common stock to Thermo stockholders; held in escrow (3,888,889 Heckmann shares at $4.50) (b7)	$4	17,496	$17,500

Cash consideration (b1)			228,405

Total consideration			$245,905

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

Heckmann is in the process of completing an assessment of the fair value of assets and liabilities of Thermo and the related business integration plans. Given the size and timing of the Thermo acquisition, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The primary areas of the purchase price allocation that are not finalized related to fair values of property and equipment, intangibles, acquisition related liabilities, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. The table below represents a preliminary allocation of the total consideration to Thermo’s tangible and intangible assets and liabilities based on management’s preliminary estimates of their respective fair values as of the date of the acquisition.

Total
(In thousands)
Accounts receivable	$12,282
Inventories	1,437
Prepaid expenses and other receivables	1,640
Other assets	109
Property, plant and equipment	18,842
Intangible assets	25,000
Goodwill	210,235
Accounts payable and accrued expenses	(10,859)
Deferred income tax liabilities	(12,781)

Total consideration	$245,905

Upon completion of the fair value assessment, Heckmann anticipates that the ultimate purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Heckmann anticipates obtaining third-party valuations of certain of Thermo’s assets and liabilities, including property and equipment and intangibles assets. Heckmann has estimated the fair value of Thermo’s property and equipment and intangible assets based on a preliminary internal valuation analysis. The fair value adjustment to identifiable intangible assets is being amortized over an estimated useful life of five years.

Heckmann has estimated the fair value for customer contracts, customer and vendor relationships and trademarks based on preliminary internal valuation analysis. For perspective, a 10% change in the allocation between these intangible assets and goodwill would result in a change in amortization expense, with a corresponding annual change, net of tax, in net income of approximately $0.3 million or less than $0.01 per share.

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

Included in the deferred income tax adjustments is an adjustment to Heckmann’s federal income tax asset valuation allowance totaling $12,781 as a result of recording deferred tax liabilities as a result of the acquisition.

(b)	Combined Balance Sheets

The unaudited pro forma combined balance sheets have been adjusted to reflect:

(b1)	the elimination of Thermo’s historical cash balance of $2,857, offset by issuance of new Heckmann debt or debt instruments of $166,500, issuance of 16,666,667 of Heckmann common stock in conjunction with the $75,000 equity offering, payment of the cash portion of the purchase price consideration of $228,405, and payment of transaction costs of $10,550; does not reflect potential impact of the Refinancing

(b2)	the elimination of Thermo’s historical income taxes payable of $1,016 and historical net deferred income tax liabilities of $15,205 offset by deferred tax liabilities from the transaction of $10,000 and the adjustment of Heckmann valuation allowances by $12,781

(b3)	the elimination of Thermo’s historical intangible assets of $43,541 offset by new intangibles assets of $25,000

(b4)	the elimination of Thermo’s historical deferred financing costs of $853 offset by the addition of new deferred financing costs of $4,371

(b5)	the elimination of Thermo’s historical goodwill of $88,849 offset by new goodwill of $210,235

(b6)	the elimination of Thermo’s historical current portion of long-term debt of $9,650 and long-term debt of $61,425 (less current portion) offset by the addition of new long-term debt of $166,500

(b7)	the elimination of Thermo’s historical net equity of $69,516, offset by the net cash proceeds of new Heckmann equity of $71,250 and the issuance of $17,500 of Heckmann equity as partial consideration for the Thermo acquisition, the expensing of acquisition costs of $2,429 and the adjustment of a portion of Heckmann’s federal income tax valuation allowance by $12,781 (due to the recording of deferred tax liabilities in connection with the Acquisition)

See note (a) for a discussion of the impact of potential changes in estimates related to the allocation of the purchase price.

(c)	Combined Statements of Operations

Subsequent to the Thermo acquisition, we expect the legacy entities of Heckmann will record income tax benefits from the reversal of a portion of Heckmann’s valuation allowance for federal deferred tax assets, as a result of recording deferred tax liabilities in accounting for the acquisition.

The unaudited pro forma combined statements of operations have been adjusted to reflect:

(c1)	the elimination of Thermo’s historical amortization expense of $4,988 and historical management fees of $559 offset by amortization expense on new intangible assets of $5,000 and new transaction cost expense of $2,429

(c2)	the elimination of Thermo’s historical interest expense of $8,691 offset by interest expense on new Heckmann debt of $13,736 and amortization of new deferred financing costs of $729; does not reflect potential impact of the Refinancing

(c3)	the adjustment of a portion of Heckmann’s federal income tax valuation allowance by $12,781 and the income tax benefit on the above adjustments of $3,158

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

(d)	Earnings Per Common Share Adjustment

Pro forma combined diluted net income per common share from continuing operations is based on Heckmann weighted average basic shares outstanding, plus 3,888,889 of Heckmann common stock issued to Thermo stockholders, 16,666,667 of Heckmann common stock issued in connection with the $75 million equity offering, stock-based compensation of 1,496,582 common shares, warrants of 409,734 common shares, and contingent issuances of 931,356 common shares.